UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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AMERICAN RIVER BANKSHARES

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AMERICAN RIVER BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 22, 2008

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) will be held on Thursday, May 22, 2008 at 5:00 p.m., at American River Bank located at 1545 River Park, Suite 107, Sacramento, CA 95815 for the purpose of considering and voting upon the following matters:

1.

Election of Directors. To elect nominees, Dorene C. Dominguez, Stephen H. Waks, and Michael A. Ziegler as Class II Directors to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and have qualified.

2.	Declassification of the Board of Directors. To approve the amendment of the Company’s Articles of Incorporation to declassify the Board of Directors.

3.	Ratification of Independent Public Accountants. To ratify the selection of Perry-Smith LLP as independent registered public accountants for the 2008 fiscal year.

4.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

                    “Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association, or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

The Board of Directors has fixed the close of business on March 28, 2008 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any and all postponements or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stephen H. Waks

Stephen H. Waks
Dated: April 18, 2008	Corporate Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD (“PROXY”) AS PROMPTLY AS POSSIBLE AND INDICATE IF YOU WILL ATTEND THE MEETING IN PERSON. AS AN ADDED CONVENIENCE, A SHAREHOLDER CAN CHOOSE TO VOTE BY TELEPHONE OR BY USING THE INTERNET AS INDICATED ON THE PROXY. IF YOU VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET, YOU DO NOT NEED TO RETURN THE PROXY. PLEASE REFER TO THE PROXY STATEMENT FOR A MORE COMPLETE DESCRIPTION OF THE PROCEDURES FOR TELEPHONE AND INTERNET VOTING.

THIS PAGE INTENTIONALLY LEFT BLANK

Mailed to Shareholders
on or about April 18, 2008

AMERICAN RIVER BANKSHARES
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 22, 2008

INTRODUCTION

          This proxy statement is furnished in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) to be held on Thursday, May 22, 2008, at 5:00 p.m., at American River Bank located at 1545 River Park, Suite 107, Sacramento, CA 95815 and at any and all postponements or adjournments thereof. Only shareholders of record on March 28, 2008 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 5,531,528 of the Company’s no par value common stock.

Revocability of Proxies

          A proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, a proxy will be revoked if the shareholder executing such proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

          Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” the declassification of the Board of Directors, and “FOR” the ratification of the selection of Perry-Smith LLP as independent registered public accountants for the 2008 fiscal year. If any other business is properly presented at the Meeting and at any and all postponements or adjournments thereof, the proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

          This solicitation of proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this proxy statement and the materials used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy statement to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it is advisable.

Voting Securities

          On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

          A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

          Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

          Any shareholder may choose to vote shares of common stock by telephone by calling the toll-free number (at no cost to the shareholder) indicated on the proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Company’s telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the proxy.

          Any shareholder may also choose to vote shares of common stock electronically by using the Internet, as indicated on the proxy. Internet voting procedures are designed to authenticate the identity of a shareholder and to confirm that instructions have been properly recorded. The Company believes these procedures are consistent with the requirements of applicable law. If a shareholder votes electronically by using the Internet, there is no need to return the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          As of the Record Date, March 28, 2008, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its common stock.

          The following table sets forth information as of March 28, 2008, concerning the equity ownership of the Company’s directors, director-nominees, American River Bank directors, and the executive officers named in the Summary Compensation Table, and directors, director-nominees, American River Bank directors, and executive officers as a group. Unless otherwise indicated in the notes to the table, each person listed below possesses sole voting and sole investment power, or shared voting and investment power with a spouse, for the shares of the Company’s common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The table does not include former American River Bank Director Richard P. Vinson, who retired effective December 31, 2007; former American River Bank President Gregory N. Patton, who resigned his position with the Company effective December 7, 2007; or former American River Bank Director and Bank of Amador, a division of American River Bank President Larry D. Standing, who retired from both positions effective March 21, 2008. The Company has only one class of shares outstanding, common stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

Name and Address (1) of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (2)

Kevin B. Bender	23,938	(4)	0.4%
Amador S. Bustos	13,578	(5)	0.2%
Raymond F. Byrne	7,809	(6)	0.1%
Mitchell A. Derenzo	46,347	(7)	0.8%
Dorene C. Dominguez	4,692		0.1%
Charles D. Fite	136,683	(8)	2.5%
Robert J. Fox	16,498	(9)	0.3%
William A. Robotham	75,367	(10)	1.4%
David T. Taber	139,900	(11)	2.5%
Roger J. Taylor, D.D.S.	58,451	(12)	1.1%
Douglas E. Tow	21,328	(13)	0.4%
Stephen H. Waks	69,452	(14)	1.3%
Philip A. Wright (3)	49,189		0.9%
Michael A. Ziegler	15,814	(15)	0.3%

All directors, director-nominees, American River Bank directors and executive officers as a group (14 persons)	679,046	(16)	12.0%

(1)	The address for all persons listed is c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

(2)	Includes shares of common stock subject to stock options exercisable within 60 days of the Record Date.

(3)	Mr. Wright is a director of the Company’s subsidiary, American River Bank.

(4)	Includes 15,734 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(5)	Includes 3,906 shares which Mr. Bustos has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(6)	Includes 6,784 shares which Mr. Byrne has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(7)	Includes 10,970 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(8)	Includes 4,532 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(9)	Includes 4,331 shares which Mr. Fox has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(10)	Includes 14,506 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(11)	Includes 22,968 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(12)	Includes 12,109 shares which Doctor Taylor has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(13)	Includes 15,602 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(14)	Includes 12,109 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(15)	Includes 9,457 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the Record Date.

(16)	Includes 133,008 stock options outstanding to purchase common stock exercisable within 60 days of the Record Date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to Article III, Section 3.2 of the Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the authorized range by, among other means, (i) a resolution duly adopted by the Board of Directors; or (ii) a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote. The exact number of directors is currently fixed at nine (9) by resolution of the Board of Directors. In 2000, the Board of Directors deemed it to be appropriate and in the best interests of shareholders of the Company to classify the Board into three classes and shareholders approved such action at the meeting held on September 21, 2000. Article Seven of the Company’s Articles of Incorporation and Article III, Section 3.4 of the Bylaws specify that if the authorized number of directors is nine (9) or more, the Board shall be divided into three classes.

          At the annual meeting of shareholders held in 2007, Directors Amador S. Bustos, William A. Robotham and David T. Taber were elected as Class I Directors to serve for a three-year term expiring at the 2010 annual meeting of shareholders; Directors Michael A. Ziegler, Stephen H. Waks and Dorene C. Dominguez were elected as Class II Directors to serve for a one-year term expiring at the 2008 annual meeting of shareholders; and Directors Charles D. Fite, Robert J. Fox and Dr. Roger J. Taylor were elected as Class III Directors to serve for a two-year term expiring at the 2009 annual meeting of shareholders.

          The following persons are the nominees of the Board of Directors for election as Class II Directors to serve for a three-year term until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified, subject to reduction to a one-year term until the 2009 annual meeting of shareholders in the event of approval of Proposal No. 2 as discussed below (see also the discussion of Proposal No. 2 at page 11 of this proxy statement).

Nominees for Election as Class II Directors:

Name and Title Other than Director	Principal Occupation During the Last Five Years	Age	Year First Elected Director

Dorene C. Dominguez	President, Vanir Group of Companies, Inc. in Sacramento since 2004. Vice President of Vanir Construction Mgmt., Inc. in Sacramento from 1991 to 2004.	45	2007

Stephen H. Waks Corporate Secretary	Attorney-at-Law; Owner of Waks Law Corporation in Sacramento.	60	1986

Michael A. Ziegler	President and Chief Executive Officer of PRIDE Industries in Roseville, CA.	63	2002

          Accordingly, only the above three (3) directors, Dorene C. Dominguez, Stephen H. Waks and Michael A. Ziegler are nominated for election at this Meeting. All Proxies will be voted for the election of the three nominees recommended by the Board of Directors, unless authority to vote for the election of any director or all directors is withheld. All of the nominees are incumbent directors.

          None of the nominees were subject to any legal proceedings involving violations of securities laws, convictions in a criminal proceeding (excluding traffic violations or minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate within the last five years.

          If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

          The following persons are the Class III Directors previously elected and who will continue in office to serve for a one-year term until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified.

Class III Directors, Continuing in Office:

Name and Title Other than Director	Principal Occupation During the Last Five Years	Age	Year First Elected Director

Charles D. Fite Chairman	President, Fite Development Company in Sacramento.	50	1993

Robert J. Fox	Partner, Gallina LLP, Certified Public Accountants in Sacramento.	63	2004

Roger J. Taylor, D.D.S. Vice Chairman	Dentist (Retired) and National Executive Director, Impax Health Prime and a real estate developer in Sacramento.	62	1983

          The following persons are the Class I Directors previously elected and who will continue in office to serve for a two-year term until the 2010 annual meeting of shareholders and until their successors are duly elected and qualified.

Class I Directors, Continuing in Office:

Name and Title Other than Director	Principal Occupation During the Last Five Years	Age	Year First Elected Director

Amador S. Bustos	Chairman and Chief Executive Officer, Bustos Media LLC in Sacramento since 2004 and Managing Partner, Bustos Asset Management LLC in Sacramento since 1999.	57	2004

William A. Robotham	Executive Partner, Pisenti & Brinker LLP, Certified Public Accountants in Santa Rosa.	66	2004

David T. Taber President and CEO	President and CEO, American River Bankshares since 1995. CEO of American River Bank since 2004.	47	1989

          None of the Company’s, directors, nominees for election as directors listed above, American River Bank directors, or executive officers listed on page 2, were selected pursuant to any arrangement or understanding other than with the directors, American River Bank directors, and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for director, American River Bank directors or executive officers. No director, nominee for director, American River Bank director, or executive officer serves as a director of (i) any company which has a class of securities registered under Section 12, or which is subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or (ii) any company registered as an investment company under the Investment Company Act of 1940,except William A. Robotham, who is also a director of American TonerServ Corp, a Delaware corporation with an office in Santa Rosa. American TonerServ Corp is a national distributor of compatible printer toner cartridges and services printers and other office equipment.

          As indicated above, the Board of Directors is currently classified into three classes, in accordance with the Company’s Articles of Incorporation and Bylaws. If Proposal No. 2 to declassify the Board of Directors is approved by shareholders at this Meeting, the terms of office of the Class III and Class I Directors will remain in effect for the terms described above; however, the term of office of the Class II Directors will change and be reduced to one (1) year. Thereafter, upon expiration of their respective terms of office, all persons nominated for election as directors of the Company would stand for election for a one (1) year term of office each year (see the discussion of Proposal No. 2 at page 11 of this proxy statement).

          The Board of Directors recommends a vote “FOR” each of the three (3) nominees listed above as Class II Directors.

Committees of the Board of Directors

          The Nominating Committee, whose members are Charles D. Fite, Roger J. Taylor, D.D.S., Stephen H. Waks and Michael A. Ziegler (Chairman), has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. The Nominating Committee met once in 2007. All members of the Nominating Committee are “independent,” as that term is defined under applicable NASDAQ listing rules. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company. The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Commissioner of Financial Institutions and Federal Deposit Insurance Corporation. Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, NASDAQ, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates. Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors is attached to this proxy statement as Annex A. The Nominating Committee recommended the slate of Nominees for Election described on page 3.

          The Compensation Committee, whose members include Charles D. Fite , Amador S. Bustos (Chairman), Michael A. Ziegler and William A. Robotham, oversees the performance and reviews the compensation of the executive officers and the directors of the Company and American River Bank. The Compensation Committee met five (5) times during 2007. See the Compensation Discussion and Analysis on page 14 and the Compensation Committee Charter attached to this proxy statement as Annex B for additional information regarding the functions of the Compensation Committee.

•	Compensation Committee Interlocks and Insider Participation

          The CEO is an invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or vote on CEO or non-CEO executive officer compensation matters.

          The Board has determined that all members of the Compensation Committee are “independent,” as that term is defined under applicable NASDAQ listing rules including Director Fite from which the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed on page 29 of this proxy statement.

          The Audit Committee, whose members are Amador S. Bustos, Robert J. Fox, and William A. Robotham (Chairman), oversees the Company’s independent registered public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Fox has been designated by the Board of Directors as an “audit committee financial expert” as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met four (4) times in 2007. See the Audit Committee Report on page 33 and the Audit Committee Charter attached to this proxy statement as Annex C for additional information regarding the functions of the Audit Committee. In addition, the Company’s Audit Committee held one (1) “executive session” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. In addition, each other member of the Audit Committee is “financially literate” as defined under applicable NASDAQ listing rules.

          The Finance and Capital Committee, whose members include Roger J. Taylor, D.D.S., Stephen H. Waks (Chairman), and Michael A. Ziegler, has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the full Board of Directors the annual investment strategy; (b) recommend to the full Board of Directors the annual operating budget for the Company; and (c) review premises leases and capital expenditures over $50,000 for recommendation to the full Board of Directors. The Finance and Capital Committee met five (5) times during 2007.

          The Executive Committee, whose members include Charles D. Fite (Chairman), David T. Taber, Amador S. Bustos, William A. Robotham and Stephen H. Waks oversees long range planning, formulates and recommends broad policy positions for the full Board of Directors to consider and is responsible for evaluating and recommending to the full Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee met three (3) times during 2007.

          The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm’s examinations of the loan portfolios. American River Bank’s Loan Committee includes Charles D. Fite, Robert J. Fox (Chairman), Roger J. Taylor, D.D.S., Stephen H. Waks, and Philip A. Wright. David T. Taber serves as an alternate committee member. American River Bank’s Loan Committee met twenty-six (26) times during 2007.

          During 2007, the Company’s Board of Directors held twelve (12) regular meetings and one (1) special meeting via teleconference. In addition, the Company’s Board of Directors held three (3) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

Shareholder Communications

          A majority of the members of the Board of Directors, each of whom is “independent” as defined under applicable NASDAQ listing rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Annual Meeting Attendance

          The Company requires members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. Except for Roger J. Taylor, D.D.S., all other directors attended the Company’s annual meeting of shareholders held in 2007.

Director Compensation Program

          The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s director compensation program. The compensation program includes elements that are designed specifically for the directors. Additionally, the Compensation Committee is charged with the review, and recommendation to the full Board of Directors, of all annual compensation decisions relating to the directors.

          The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the directors and shareholders. The three primary elements of compensation for our directors are cash compensation, long-term equity-based incentives, and a Director Emeritus Plan.

          In 2006, the Compensation Committee retained The Balser Group, a compensation and benefits consulting firm. The Balser Group served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Board compensation and general compensation programs. The Balser Group also provided guidance on industry best practices and assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer organizations.

          For the analysis of the 2007 director compensation, the Compensation Committee selected a compensation peer group of companies consisting of nine publicly-traded, mid-to-high performing financial institutions within and around our geographic market (the “Peer Group”). The Peer Group is used to benchmark compensation levels against companies that are similar in breadth and scope to our Company. The following nine companies comprise the Peer Group: Bank of Marin, Central Valley Community Bancorp, Community Bancorp, Community Valley Bancorp, First Northern Community Bancorp, Foothill Independent Bancorp, Harrington West Financial Group, North Valley Bancorp, and Sierra Bancorp. The Peer Group data was combined with other published survey information to create the “Survey Data” which the Compensation Committee reviewed.

          The Company targets total compensation to be at or above the Peer Group average. The goal of the cash compensation is to be close to the Peer Group average, while long-term incentives and retirement benefits are targeted at or above the Peer Group averages. The decisions by the Board about its member’s compensation are based on analysis of the Peer Group averages, the directors’ completion of continuing education programs, attendance at Board and committee meetings and prompt responses to management’s requests for information required to complete and timely file regulatory filings.

•	Overview of Director Compensation Elements

          The Company’s Director Compensation Program consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards			Purpose of the Pay Element

Cash Compensation	Director contribution to the governance of the Company.		•	Provide fixed compensation based on competitive market practice.

Long-Term Incentives	Stock Options:		•	Maximize stock price performance;
	•	The Company’s stock price performance; and	•	Increase director ownership in the Company; and
	•	Continued role with the Company during a five-year vesting period	•	Promote a long-term Company outlook.

Retirement Benefits	•	The Deferred Fee Plan is a nonqualified voluntary deferral program that allows the directors to tax-defer a portion of their cash compensation.	•	Provides a tax-deferred retirement savings program. The Deferred Fee Plan is described in more detail on page 9 of this proxy statement.

	•	The Director Emeritus Plan provides the director with retirement benefits for ongoing consulting.	•

The Director Emeritus Plan makes available benefits for the directors to secure their consulting services following their retirement from the Company. The Director Emeritus Plan is described in more detail on page 9 of this proxy statement.

          The use of these compensation elements enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified directors.

•	Detail of Director Compensation Elements

          The Compensation Committee believes the total compensation and benefits program for the directors should consist of the following: cash compensation, long-term incentives and retirement benefits.

o	Cash Compensation

                              The cash compensation paid to non-employee directors of American River Bankshares and American River Bank during 2007 included a retainer of $800 per month, a fee of $400 for attendance at monthly board meetings, a fee of $350 for attendance at each subsidiary board meeting, and a fee of $300 for attendance at each committee meeting, other than the Directors Loan Committee of American River Bank whose outside director members received a fee of $400 for each meeting attended. In addition to the fees received as non-employee directors in connection with the attendance at Board and committee meetings, the Chairman of the Board of Directors received an additional retainer fee of $700 per month, and the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee and the Chairman of American River Bank’s Directors Loan Committee each received an additional retainer fee of $300 per month. The fees paid in 2007 by American River Bankshares and American River Bank to all directors are disclosed in the Directors Compensation Table on page 9 of this proxy statement.

o	Long-Term Incentive

                              The long-term incentive compensation element has historically been provided in the form of stock options that vest and become exercisable ratably over five years. The Compensation Committee has used stock options, rather than other forms of long-term incentives, because they create value for the director only if the shareholder value is increased through an increased stock price. The Compensation Committee believes that this creates strong alignment between the interests of the directors and shareholders.

                              In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “Stock Option Plan”) for performance-related awards for directors, executive officers and other key employees. Our shareholders approved the Stock Option Plan in September 2000. The compensation expense related to stock option grants to directors is shown in the Directors Compensation Table on page 9 of this proxy statement.

                              Options granted to the directors and executive officers are generally granted annually, at the same time as grants to the general eligible officer population. Option grant recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the grants to the full Board of Directors for their approval. Our practice is that the full Board of Directors approves all stock option grants at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Board sets the exercise price for each stock option using the closing price of the Company’s stock price on the date of grant.

                              There is a limited term in which the director can exercise stock options, known as the option term. The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options upon separation with the Company. In certain instances, stock options may vest on an accelerated schedule. A change of control may trigger accelerated vesting. In this instance, all unvested options will vest as of the date of the change in control.

                              The director options are granted after review of their performance for the preceding calendar year. The targeted options are granted based on factors including: (a) attendance at Board and committee meetings (30% of option grant target), (b) completion of a specified number of continuing education hours (40% of option grant target), and (c) prompt responses to management’s requests for information required to complete and timely file regulatory filings (30% of option grant target). On February 21, 2007, Directors Bustos, Fite, Fox, Robotham, Taylor, Waks and Ziegler were granted a nonstatutory stock option under the 2000 Plan to purchase 2,526 shares of American River Bankshares common stock at $25.80 per share (converted to 2,652 shares at $24.57 as adjusted for the 5% stock dividend declared in November 2007). On March 17, 2006, Directors Fite, Fox, Robotham, Taylor, Waks and Ziegler were granted a nonstatutory stock option under the 2000 Plan to purchase 3,208 shares of American River Bankshares common stock at $27.80 per share (converted to 3,536 shares at $25.22 as adjusted for the 5% stock dividends declared in November 2006 and 2007). On the same date Director Bustos was granted a nonstatutory stock option to purchase 2,245 shares at the same price (converted to 2,474 shares based on the same stock dividends). See the Grants of Plan-Based Awards Table for Directors on page 10 of this proxy statement. On

February 16, 2005, Directors Bustos, Fite, Fox, Robotham, Taylor, Waks and Ziegler were granted a nonstatutory stock option under the 2000 Plan to purchase 3,437 shares of American River Bankshares common stock at $22.00 per share (converted to 3,977 shares at $19.01 as adjusted for the 5% stock dividends declared in November 2005, 2006 and 2007). On April 21, 2004, Directors Fite, Taylor, Waks, and Ziegler were granted a nonstatutory stock option under the 2000 Plan to purchase 4,365 shares of American River Bankshares common stock at $21.42 per share (converted to 5,304 shares at $17.63 as adjusted for the 5% stock dividends declared in December 2004 and November 2005, 2006, and 2007). On March 19, 2003, Directors Fite, Taylor, and Waks were granted a nonstatutory stock option to purchase 1,940 shares of American River Bankshares common stock at $22.34 per share (converted to 3,535 shares at $12.26 as adjusted for a 3-for-2 stock split declared in October 2003 and 5% stock dividends declared in December 2004 and November 2005, 2006, and 2007). On May 21, 2003, Director Ziegler was granted a nonstatutory stock option to purchase 485 shares of American River Bankshares common stock at $24.22 per share (converted to 883 shares at $13.29 as adjusted for a 3-for-2 stock split declared in October 2003 and 5% stock dividends declared in December 2004 and November 2005, 2006, and 2007).

o	Retirement Benefits

                              Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer tax on director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly cash compensation. American River Bankshares bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not make contributions to the deferred account balances. The amounts deferred and the earnings thereon are unfunded. During 2007, Directors Bustos and Ziegler participated in the Deferred Fee Plan and deferred $20,900 and $17,900, respectively.

                              In January 2003, the Board of Directors approved a Directors Retirement Plan and in June 2004, this Directors Retirement Plan was replaced with a Director Emeritus Program, whereby each director, upon full retirement from the Company’s or an affiliate’s Board of Directors, is entitled to receive installment payments over a 24 month period following retirement which are equal to the total Board of Director and committee fees received by a director for such service during the two full calendar years prior to retirement. To qualify for the payments, a director participating in the Director Emeritus Program must continue to support the Company by making himself/herself available for consultation with management and/or the Board, continue to be a referral source for business to the Company and attend Company functions such as annual meetings for a period of two years after retirement. The Director Emeritus Program contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or an affiliate Board of Directors. During 2007, one former director participated in the Director Emeritus Program and received payments totaling $9,583.

Director Compensation Table

          The following table shows the compensation of the Company’s Board of Directors during the fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)

Charles D. Fite	$37,450	$16,053	—	$53,503
Roger J. Taylor, D.D.S.	$36,350	$16,053	—	$52,403
Amador S. Bustos (4)	$20,900	$9,111	$1,098	$31,109
Dorene C. Dominguez (5)	$9,600	—	—	$9,600
Robert J. Fox	$31,800	$10,541	—	$42,341
William A. Robotham (6)	$24,950	$10,541	—	$35,491
Stephen H. Waks	$31,850	$16,053	—	$46,902
Philip A. Wright (7)	$14,850	—	—	$14,850
Richard P. Vinson (8)	$4,200	—	—	$4,200
Michael A. Ziegler (9)	$21,750	$15,411	$1,388	$38,549

(1)

The amount reported in this column is the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with FAS 123(R). Options awarded on February 21, 2007 were valued at $6.37/share in accordance with FAS 123(R). The assumptions used to calculate FAS 123(R) fair value are described in footnote 2 to our consolidated financial statements included in our Annual Report on Form 10-K.

(2)

As of December 31, 2007, the aggregate number of unexercised stock options (vested and unvested) held by each director is as follows: Mr. Fite, 11,402; Dr. Taylor, 19,004; Mr. Bustos, 9,103; Ms. Dominquez, 0; Mr. Fox, 10,165; Mr. Robotham, 26,542; Mr. Waks, 19,004; Mr. Wright, 0; Mr. Vinson, 0; and Mr. Ziegler, 16,352.

(3)	Amount represents the preferential rate paid on amounts deferred under the Deferred Fee Plan. See page 9 of this proxy statement for discussion of Deferred Fee Plan.

(4)	Mr. Bustos deferred the entire $20,900 earned in 2007 under the Deferred Fee Plan. See page 9 of this proxy statement for discussion of Deferred Fee Plan.

(5)	Ms. Dominguez was appointed to the Board in March 2007.

(6)	Includes $500 for fees earned in connection with Mr. Robotham’s role on the advisory Board for North Coast Bank, a division of American River Bank.

(7)	Includes $1,000 for fees earned in connection with Mr. Wright’s role on the advisory Board for North Coast Bank, a division of American River Bank.

(8)	Mr. Vinson retired from the American River Bank Board effective December 31, 2007.

(9)	Mr. Ziegler deferred $17,900 of the total earned in 2007 under the Deferred Fee Plan. See page 9 of this proxy statement for discussion of Deferred Fee Plan.

Grants of Plan-Based Awards Table for Directors

          The following table summarizes the stock options that were granted pursuant to the Company’s 2000 Stock Option Plan (the “2000 Stock Option Plan”) to the Company’s directors in the fiscal year ended December 31, 2007. Shareholders approved the 2000 Stock Option Plan on September 21, 2000. All of the grants were made on February 21, 2007. All options vest ratably over a five-year period commencing one year after the grant date. Options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan. The Company does not have any other equity based plans.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)

Charles D. Fite	2/21/2007	2,526	$25.80	$16,091
Roger J. Taylor, D.D.S.	2/21/2007	2,526	$25.80	$16,091
Amador S. Bustos	2/21/2007	2,526	$25.80	$16,091
Dorene C. Dominguez (3)	—	—	—	—
Robert J. Fox	2/21/2007	2,526	$25.80	$16,091
William A. Robotham	2/21/2007	2,526	$25.80	$16,091
Stephen H. Waks	2/21/2007	2,526	$25.80	$16,091
Philip A. Wright	—	—	—	—
Richard P. Vinson (4)	—	—	—	—
Michael A. Ziegler	2/21/2007	2,526	$25.80	$16,091

(1)	It is the Company’s policy that the exercise price for each stock option is the market value as of the close of the market on the date of grant.

(2)

The Black-Scholes option-pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations were: risk-free rate of return of 4.7%, dividend rate of 2.3%, volatility rate of 21.6%, quarterly reinvestment of dividends and an average term of 7 years. The real value of the options in this table will depend on the actual performance of the Company’s common stock during the applicable period and the fair market value of the Company’s common stock on the date the options are exercised.

(3)	Ms. Dominguez was appointed to the Board in March 2007.

(4)	Mr. Vinson retired from the American River Bank Board effective December 31, 2007.

PROPOSAL NO. 2

DECLASSIFICATION OF THE BOARD OF DIRECTORS

          Article Seven of the American River Bankshares Articles of Incorporation provides that the Board of Directors shall be divided into classes, as nearly equal in number as possible, with members of each class serving three-year terms if the authorized number of directors is fixed at nine (9) or more, or two year terms if the authorized number of directors is fixed at less than nine (9), but not less than six (6). Similar classified board provisions are contained in Section 3.4 of Article III of the American River Bankshares Bylaws. This system for electing directors was adopted by the Board of Directors and approved by majority vote of the shareholders at the annual meeting of shareholders held on September 21, 2000.

          The classification of a board of directors is generally acknowledged to have the effect of making it more difficult to replace incumbent directors. So long as a board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire board, absent intervening vacancies. Likewise, for a board classified into two classes, it would generally take two years to replace the entire board. While the classified board approach to elections was not intended as an anti-takeover measure in response to a specific threat, it was expected to discourage the acquisition of large blocks of American River Bankshares common stock by causing it to take longer for a person or group of persons who acquire a block of shares to effect a change in management.

          In adopting the classified board approach in 2000, the Board of Directors believed that such proposal was prudent, advantageous and in the best interests of shareholders because it was expected to give the Board of Directors more time to fulfill its responsibilities to shareholders and to provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board of Directors also believed that the advantages of a classified board outweighed any disadvantage relating to discouraging potential acquirers from attempting to obtain control of American River Bankshares.

          The Board of Directors has periodically reviewed the reasons for adopting a classified board in 2000. In addition, the Board of Directors has evaluated the experience gained from changing from three classes to two classes and back to three classes as a result of the vacancy created by a retiring director and the subsequent addition of a new director to file the vacancy, as well as the corporate governance developments since enactment of the Sarbanes-Oxley Act of 2002 and the related rulemaking by the Securities and Exchange Commission, Nasdaq and other regulatory agencies and stock exchanges. The Board of Directors has also considered the opinions expressed by some shareholders of American River Bankshares and the input of its professional advisors. As a result, the Board of Directors has concluded that it would now be in the best interests of the shareholders to declassify the election of directors.

          To declassify the Board of Directors and revert to an annual election of directors, the Articles of Incorporation and Bylaws of American River Bankshares must be amended. Such an amendment requires approval by the affirmative vote of the holders of a majority of the outstanding shares of the common stock of American River Bankshares as of the Record Date. The Board of Directors has unanimously adopted resolutions, subject to approval of the shareholders, approving and recommending amendments to declassify the board of directors by eliminating in its entirety Article Seven of the American River Bankshares Articles of Incorporation and by amending Section 3.4 of Article III of the American River Bankshares Bylaws. The approval of this Proposal No. 2 would change the procedure for election of directors and allow for the annual election of all directors in the manner described below. The current authorized range of directors under Article III, Section 3.2 of the Bylaws is eight (8) to fifteen (15) and the exact number of directors within the authorized range is currently nine (9). Approval of Proposal No. 2 would not change the present number of directors and the directors will retain the authority to change that number and to fill any vacancies or newly created directorships.

          Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a staggered system for the election of directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company. The Board of Directors believes that this continuity and long-term focus is particularly important to American River Bankshares. Conversely, some investors view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and thereby reduce shareholder influence.

          The Board of Directors has considered carefully the advantages and disadvantages of maintaining a classified board structure, and in the past has concluded that it would be in the best interests of American River Bankshares and its shareholders to maintain the classified board. This year, the Board of Directors has again given due consideration to the various arguments for and against a classified board, and has decided that it is an appropriate time to propose declassification of the Board of Directors. The Directors are committed to principles of corporate governance, and this determination by the Board of Directors furthers its goal of ensuring that the corporate governance policies of American River Bankshares maximize management accountability to shareholders. The proposed declassification of the Board of Directors would allow shareholders the opportunity each year to register their views on the performance of the directors.

          The Board of Directors has unanimously approved the proposed amendments to the Articles of Incorporation and Bylaws declassifying the Board of Directors. If approved by the requisite vote of shareholders as set forth below, the Articles of Incorporation and Bylaws will be amended to allow for the annual election of all directors. The text of the amendments to the Articles of Incorporation and Bylaws are attached to this proxy statement as Annexes D and E, respectively, and incorporated here by this reference. If this Proposal No. 2 is adopted by the shareholders, a certificate of amendment of the Articles of Incorporation will be filed with the California Secretary of State promptly after the Meeting and the amendment will be effective on the date of filing. At such time, the Bylaws will be amended as set forth on Annex E.

          If this Proposal No. 2 is approved by the shareholders, the term of office for each American River Bankshares director would expire at the end of the term for which such director has been elected by the shareholders, except in the case of the Class II Directors to be elected at the this Meeting whose terms of office would be reduced to one-year (see Proposal No. 1 at page 3 of this proxy statement). Thereafter, each person nominated for election as a director would stand for election each year.

          If this Proposal No. 2 is adopted, any director appointed by the Board of Directors as a result of a newly created directorship or to fill a vacancy on the Board of Directors would hold office until the next annual meeting held after the date of such appointment.

          Vote Required. The affirmative vote of a majority of the outstanding shares of American River Bankshares common stock entitled to vote will be required for approval of this Proposal No. 2. An abstention is not an affirmative vote and will have the same effect as a negative vote on this Proposal No. 2. Therefore, it is important that all shares be voted either at the Meeting or by proxy.

          The Board of Directors recommends a vote “FOR” Proposal No. 2 to amend the Articles of Incorporation and Bylaws of American River Bankshares to effect the declassification of the Board of Directors in the manner described above.

EXECUTIVE OFFICERS

The executive officers of the Company during 2007 were the following persons:

NAME	AGE	OFFICER SINCE	PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS

David T. Taber	47	1985	President and Chief Executive Officer, American River Bankshares since 1995. Chief Executive Officer of American River Bank since 2004.

Mitchell A. Derenzo	46	1992	Executive Vice President and Chief Financial Officer of American River Bankshares since 1995. Chief Financial Officer of American River Bank since 1992.

Raymond F. Byrne	60	2000	President of North Coast Bank, a division of American River Bank, since 2003. Senior Vice President and Senior Lender of North Coast Bank from 2001 to 2003.

Gregory N. Patton	49	1995

President of American River Bank since 2004. Senior Vice President and Senior Commercial Loan Officer of American River Bank from 2000 to 2004. Mr. Patton resigned from the Company effective December 7, 2007.

Larry D. Standing	65	2004	President of Bank of Amador, a division of American River Bank, since 2004. President of Bank of Amador from 1983 to 2004. Mr. Standing retired from the Company effective March 21, 2008.

Kevin B. Bender	44	1999	Executive Vice President and Chief Information Officer of American River Bankshares since 1999.

Douglas E. Tow	54	1994	Executive Vice President and Chief Credit Officer of American River Bankshares since 2003. Chief Credit Officer of American River Bank since 1994.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

          The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s compensation programs. The compensation programs include elements that are designed specifically for the executive officers (the “Executives” or an “Executive”), which include the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other Executives named in the Summary Compensation Table. Additionally, the Compensation Committee is charged with the review and recommendation to the full Board of Directors of all annual compensation decisions relating to the Executives.

          The Compensation Committee is composed entirely of non-management members of the Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing rules. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Company’s Audit Committee reviews any and all relationships that each director may have with the Company and the Board of Directors subsequently reviews the findings of the Audit Committee. The CEO of the Company was not present during the Compensation Committee voting or deliberations regarding his compensation.

          Over the years the Compensation Committee has taken the following actions to improve the links between Executive pay and performance including:

•	Established performance-based awards in the Company’s incentive programs;

•	Retained independent compensation consultants to advise on executive compensation issues and help the Compensation Committee take a longer view of the multiple facets of its responsibility;

•	Designed and updated a more clearly defined competitive pay strategy which would be useful over multiple years and more strictly based on a shareholder benefit model; and

•	Reviewed and approved the industry specific Peer Group (as defined below) for more precise performance comparisons.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	Provide oversight to the Company’s overall compensation strategy and objectives pursuant to the goals of the Company.

•

Review and recommend to the Board of Directors, changes to the structure and design of the compensation elements for the Executives including: annual base salary, annual cash incentives, long-term equity incentives, retirement plans (e.g., 401(k), deferred compensation, and salary continuation plans), and change in control benefits and severance.

•

Review and recommend to the Board of Directors, changes in the structure and design of the compensation elements for the Board of Directors of the Company and subsidiary(ies) and any committees thereof, including cash (e.g., meeting fees and retainers), long-term equity incentive plans and the Director Emeritus Program.

•	Review and recommend to the Board of Directors, the appropriate peer group to be used in benchmarking executive and board compensation.

•	Recommend annually to the Board of Directors, the compensation of the CEO, including base salary, annual cash incentive opportunity and changes to other compensation elements.

•

Recommend annually to the Board of Directors, the compensation of other executive officers based on the recommendation of the CEO including base salary, annual cash incentive opportunity and changes to other compensation elements.

•	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Plan.

•	Recommend to the Board of Directors, changes to Company Board member and/or subsidiary Board member compensation.

•	Recommend to the Board of Directors, annual equity grants to the Executives, board members and other key employees, pursuant to Board of Directors approved option granting methodology.

•	Recommend to the Board of Directors, additions to personnel covered by the Company’s Deferred Compensation Plan.

•	Recommend to the Board of Directors, employment and/or severance agreements for the Executives.

•	Periodically review and recommend to the Board of Directors, changes to Executive retirement benefits, employment agreements, and change in control benefits and severance plans.

•

Periodically review the Company succession plans relating to positions held by the Executives and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

•	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

•	Annually review and recommend changes deemed necessary to the Compensation Committee Charter.

•

Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (i) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

•

Perform such other duties and responsibilities as may be required by the rules and regulations that govern the Company that are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

Overview of Compensation Philosophy

          The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the Executives and shareholders. The philosophy is intended to attract, motivate, reward and retain the most qualified management talent required to achieve corporate objectives and increase shareholder value, while at the same time the compensation philosophy seeks to make the most efficient use of shareholder resources. To this end, the compensation philosophy emphasizes rewards for performance.

          The three primary components of compensation for the Executives are base salary, annual cash incentive opportunity and long-term, equity-based incentive compensation. The Company also provides the Executives with retirement benefits that are earned over time.

          To be effective, the compensation philosophy must reflect the corporate mission, culture, and long-term goals of the Company. In order to recruit and retain the most qualified and competent individuals as Executives, the Company strives to maintain a compensation program that is competitive in its peer industry labor market. The purpose of the compensation program is to reward individual performance tied to the achievement of Company objectives. The following objectives are considered in setting the compensation programs for the Executives:

•	reward performance which supports the Company’s core values of performance, integrity, teamwork, and advancement opportunities;

•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;

•	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced Executives; and

•	set compensation and incentive levels that reflect competitive market practices.

Compensation Consultant

In 2006, the Compensation Committee retained the Balser Group, a compensation and benefit-consulting firm.

The Balser Group served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Executives’ compensation and general compensation programs. In 2006, The Balser Group assisted the Compensation Committee by providing comparative market data on compensation practices and programs for the Executives based on an analysis of peer competitors. The Balser Group also provided guidance on industry best practices. The Balser Group advised the Compensation Committee in (1) determining base salaries, (2) setting performance goals and award levels for the Company’s Executive Incentive Plan (the “Incentive Plan”), (3) determining the appropriateness of individual grant levels for stock option grants, (4) evaluating the retirement plans and benefit amounts, (5) evaluating the perquisite program and allowances provided, and (6) determining the appropriateness of the change in control and termination benefits. In 2007, the Compensation Committee determined that the data provided by The Balser Group would be sufficient to help them determine if changes would be required to the Executive compensation programs and therefore did not retain the services of The Balser Group or any other compensation consultants for the year.

Peer Group and Benchmark Targets

          The Compensation Committee maintained its basic compensation peer group, which was determined with the help of The Balser Group in 2006, consisting of publicly-traded, mid-to-high performing financial institutions within and around the Company’s geographic market (the “Peer Group”). The Peer Group was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to the Company and that compete with the Company for executive talent.

          The following companies comprise the Peer Group used for 2007: Bank of Commerce Holdings, Bank of Marin, Central Valley Community Bancorp, Community Valley Bancorp, First Northern Community Bancorp, Harrington West Financial Group, Heritage Commerce Corp., Pacific Premier Bancorp Inc., San Joaquin Bancorp, Sierra Bancorp, and United Security Bancshares. An analysis based on recent financial data shows that the Company ranked 4th in Return on Average Assets and 3rd in Return on Tangible Equity compared with the Peer Group. The Compensation Committee reviews data obtained by various consultants at industry conferences and statistics related to the Peer Group obtained from the SEC’s website (the “Survey Data”) to ensure that the total Executive compensation program is fair to the shareholders and competitive for the Executives. Included in the Survey Data is a compilation of compensation and other published data, including, but not limited to, data obtained from the Watson Wyatt Financial Institutions Compensation Planning Report, the Mercer Long Term Incentives and Equity Survey Report, and the California Bankers Association Compensation and Benefits Benchmark Survey.

Compensation Benchmarking Relative to Market

          Using the Survey Data, the Compensation Committee considered “market” at the median of this data. The Compensation Committee targets total compensation above-market, tied to excellent Company and individual performance. Base compensation, long-term incentives, retirement and other benefits are targeted at close to market, while annual incentives are targeted at above-market levels.

          Decisions by the Compensation Committee about the compensation elements are based on Survey Data as well as Company performance and the Executive’s level of responsibility, skill level, experience and contributions to the Company.

Review of Executive Performance

          The Compensation Committee reviews, on an annual basis, each compensation element for each Executive. In each case, the Compensation Committee takes into account the scope of responsibilities and years of experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to interact with the Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

          In addition, each year the CEO presents to the Compensation Committee an evaluation of each Executive, which includes a review of individual contribution, performance against specific targets, strengths and weaknesses, as well as a development plan. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves the compensation for each Executive.

          In 2007, based on review of the Survey Data and the average cost of living salary increases granted by the Company to non-executive employees, the Compensation Committee, recommended to the Board of Directors that a cost of living base salary increase of a four percent (4.0%) was warranted. Based on the same review, the Compensation Committee also recommended that no changes to the long-term incentives or retirement benefits be granted nor that any modification be made to the percentage available to the Executives under the Company’s Annual Cash Incentive Plan.

Overview of Executive Compensation Elements

          The Company’s compensation program for Executives consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element

Base Salary	Core competence in the Executive’s role relative to skills, years of experience and contributions to the Company.	• Provide fixed compensation based on competitive market salary levels.

Annual Cash Incentives	Contributions toward the Company’s achievement of specified profitability, growth, and credit quality.
•     Provides focus on meeting annual goals that lead to the long-term success of the Company;
•     Stresses annual performance-based cash incentive compensation; and
•     Motivates achievement of critical annual performance metrics.

Long-Term Incentives	Stock Options: • The Company’s stock price performance; and • Continued employment with the Company during a five-year vesting period.	• Maximize stock price performance; • Increase Executive ownership in the Company; and • Retention in a challenging business environment and competitive labor market.

Retirement Benefits

The Company’s employee benefit plans are available to eligible employees, including the Executives; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.

•     The Company offers a qualified 401(k) program that the Executives are eligible to participate in.

•     The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the Executives to defer a portion of their base salary and annual cash incentive. Deferred amounts and earnings are unfunded.

•     The Salary Continuation Plans are nonqualified, noncontributory plans that provide the Executives with retirement benefits.

•     Encourages retention of Executives for the balance of his/her career.

•     Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans. The 401(k) Plan is described in more detail on page 21 of this proxy statement.
•     Provides a tax-deferred retirement savings alternative for amounts exceeding IRS limitations on qualified programs. The tax deferred compensation plan is described in more detail on page 22 of this proxy statement.
•     The Salary Continuation Plans make available retirement benefits for the Executives commensurate with those available to comparable peer executive officers. The Salary Continuation Plans are described in more detail on page 22 of this proxy statement.

Health and Welfare Benefits	Executives participate in employee benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.	• These benefits are part of a broad-based, competitive total compensation program.

Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.

•     Certain Executives are provided the use of Company owned autos to promote Company business in the Company’s market area and for incidental personal use. Club memberships have been approved for certain Executives for future implementation to promote the Company business.

Change in Control and Termination Benefits	The change in control agreements provide severance benefits if an Executive’s employment is terminated within two years after a change in control.

•     Change in control arrangements are designed to retain the Executives and provide continuity of management in the event of an actual or threatened change in control. The change in control agreements are described in more detail on page 23 of this proxy statement.

          The use of the above compensation elements enables the Company to reinforce its pay for performance philosophy, as well as strengthen the ability to attract and retain highly qualified executive officers. The Compensation committee believes that this combination of the Compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages recruitment and maximizes retention of the Executive Officers.

Detail of Executive Compensation Elements

          The Compensation Committee believes the total compensation and benefits program for the Executives should consist of the following: base salary, annual cash incentives, long-term incentives, retirement plans, health and welfare benefits, perquisite allowance payments and change in control benefits, as more fully described below.

          Base Salary

          Increases to base salaries, if any, are driven primarily by individual performance and comparative information from the Survey Data. Individual performance is evaluated by reviewing the Executive’s success in achieving business results, promoting core values, focusing on the keys to business success and demonstrating leadership abilities.

          In setting the base salary of the Executives for fiscal year 2007, the Compensation Committee reviewed the compensation Survey Data. The Compensation Committee also considered the Company’s level of success in its short- and long-term goals to:

•	achieve specific profitability, growth and asset quality targets;

•	communicate strategy and financial results effectively; and

•	increase emphasis on employee satisfaction.

          The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Executives. The Compensation Committee reviews the Survey Data, general economic conditions and marketplace compensation trends. The Compensation Committee usually adjusts base salaries for Executives when:

•	the current compensation demonstrates a deviation from the market data;

•	recognizing outstanding individual performance; or

•	recognizing an increase in responsibility.

          In line with the compensation philosophy outlined above, the Compensation Committee strives to reward the successful Company Executives with a total compensation package in which a majority of the incentive portion is based upon the variable portion of the compensation elements. The base salaries paid to the CEO, the CFO and the five other Executives during fiscal year 2007 are shown in the Summary Compensation Table on page 25.

          Annual Cash Incentives

          The annual cash incentives are administered under the Incentive Plan and provide Executives with the opportunity to earn cash incentives based on the achievement of specific Company-wide, division, and individual performance goals. The Compensation Committee designs the annual incentive component to align Executive compensation with annual (short-term) performance. Incentive payments are generally paid in cash in March of each year for the prior fiscal year’s performance.

          The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Executive. These targets are based on competitive practices for each comparable position in the Survey Data. The incentive target percentage represents the Executive’s annual incentive opportunity if the annual performance goals are achieved.

Messrs.	Taber	Derenzo	Tow	Bender	Patton	Standing	Byrne

Target Incentive Compensation (% of Base Salary)	60%	35%	35%	35%	30%	30%	30%

          The Incentive Plan establishes a set of financial metrics. These metrics are selected to drive annual performance. Each metric has a weight within the Incentive Plan, and the sum of the weights is 100%. In 2007, financial metrics comprised 90% to 91% and the leadership metrics comprised 9% to 10% of the target incentive. In December 2007, Mr. Patton resigned his position with the Company and forfeited any cash incentive due to him under the Annual Cash Incentive Plan.

          Several financial metrics are commonly referenced in defining Company performance for Executive compensation. These metrics are defined below and their use in the Incentive Plan is further described below.

•	Profitability Measures

	o	Return on Average Assets and Return on Average Tangible Equity

                              Overall profitability is a key measure of the Company’s performance. The use of Return on Average Assets (“ROA”) and Return on Average Tangible Equity (“ROTE”) as metrics in the Incentive Plan allows the Company to reward Executives for meeting targets related to actual net income earned each year. Both the ROA and ROTE are based on how well the Company performs based on net income as compared to assets (the ROA) and tangible equity (the ROTE). The ROA measures how well the Company deploys its assets and the ROTE measures how well the Company utilizes its capital.

o	Earnings Per Share

                              To ensure compensation is proportional to the return on investment earned by shareholders, we use earnings per share (“EPS”) as a metric in the Incentive Plan. EPS is defined as net income divided by the average number of shares outstanding (including the potential dilutive effect if stock options outstanding were exercised) during the Incentive Plan year.

•	Growth Measures

	o	Core Deposit and Net Loan Growth

                              To ensure long-term growth of the Company, growth in both core deposits and net loans is essential. The Incentive Plan metrics for growth are based upon how well the Company grows in both core deposits and net loans on an annual basis. The Company defines core deposits as total deposits excluding time deposits, also known as certificates of deposit.

•	Credit Quality Measures

	o	Classified Loans to Equity

                              The Company believes that the quality of its loans is a key to the Company’s overall future success. Poor loan quality will deteriorate the Company’s future earning capacity. The classified to equity metric of the Incentive Plan measures the amount of classified or problem loans as a percentage of the Company’s equity capital.

•	Leadership Measures

	o	Leadership/Teamwork

                              The Compensation Committee recognizes that one of the important responsibilities of each Executive is to produce a strong and positive working culture throughout the entire organization. The Executives must design and implement practices that encourage employees to perform at their best. A committed employee base is a key to the long-term success of the Company. Effective leadership from the Executives will lead to a higher performing Company. The leadership/teamwork metric is part of the Incentive Plan. The metric is subjective and is based on the visible accomplishments of the individual’s actions. The Compensation Committee rates the leadership and teamwork success of the CEO, while the remaining Executives are rated by the CEO and recommended to the Compensation Committee.

Incentive Plan Weightings for 2007

The following chart indicates the weight of each metric as a percent of the total incentive opportunity.

Messrs.	Taber	Derenzo	Tow	Bender	Patton	Standing	Byrne

ROA, ROTE and EPS	62%	62%	62%	62%	58%	58%	58%
Core Deposit and Net Loan Growth	24%	24%	24%	24%	27%	27%	27%
Loan Quality	5%	5%	5%	5%	5%	5%	5%
Leadership	9%	9%	9%	9%	10%	10%	10%

          The amount of incentive compensation paid to each Executive under the Incentive Plan is adjusted based on how well the Company performs against the stated performance goal of each metric, as reflected in the following table.

Results Against Performance Goal:	Incentive Multiplied By:

120%	110.0%
115%	107.5%
110%	105.0%
105%	102.5%
100%	100.0%
95%	90.0%
90%	80.0%
85%	70.0%
Less than 85%	0%

          For example, if the Company achieves 105% of the growth performance goal, Mr. Taber would be entitled to 102.5% of the available incentive for the growth metric. If the Company achieves 90% of the growth goal Mr. Taber would be entitled to 80% of the available incentive for the growth metric. The Incentive Plan establishes minimum funding thresholds. If performance on any metric falls below 85%, no incentive will be paid for that metric.

          In February 2008, the Board of Directors approved the weight of each metric as a percent of the total incentive opportunity for the 2008 fiscal plan year as follows:

Messrs.	Taber	Derenzo	Tow	Bender	Standing	Byrne

ROA, ROTE and EPS	54%	54%	54%	54%	56%	56%
Core Deposit and Net Loan Growth	30%	30%	30%	30%	30%	30%
Loan Quality	10%	10%	10%	10%	8%	8%
Leadership	6%	6%	6%	6%	6%	6%

          Effective March 21, 2008, Mr. Standing retired from the Company and therefore will not participate in the incentive opportunities for 2008.

          Long-Term Incentives

          An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Company’s stock performance and the potential financial gain for employees. The long-term incentive component has historically been provided in the form of stock options that vest and become exercisable ratably over five years. The Compensation Committee has used stock options, rather than other forms of long-term incentives, because they create value for the Executives only if the shareholder value is increased through an increased stock price. The Compensation Committee believes that this creates strong alignment between the interests of the Executives and shareholders. The stock options help the Company attract and retain talented Executives.

          Stock options provide the Executives with the opportunity to purchase the Company’s common stock at a price fixed on the grant date regardless of future market price. The Compensation Committee’s objective is to provide Executives with awards that are consistent with the Survey Data and based on the Executive’s individual performance. A stock option becomes valuable only if the Company’s common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, which provides an incentive for the Executive to remain employed by the Company. In addition, stock options link a portion of the Executive compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of the Company’s common stock.

          In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “Stock Option Plan”) for performance-related awards for directors, Executives and other key employees. The Company’s shareholders approved the Stock Option Plan in September 2000.

          The exercise prices of the stock options granted to the CEO, the CFO and the five other Executives during fiscal year 2007 are shown in the Grants of Plan-Based Awards Table on page 26. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

          Options granted to the Executives and directors generally are granted annually, at the same time as grants to eligible key employees. Option grant recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the grants to the full Board of Directors for their approval. The Company’s practice is that the full Board of Directors approves all stock option grants at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Board of Directors sets the exercise price for each stock option using the closing price of the Company’s stock price on the date of grant.

          There is a limited term in which the Executive can exercise stock options, known as the option term. The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with the Company terminates.

          In certain instances, stock options may vest on an accelerated schedule. A change of control may trigger accelerated vesting. In this instance, all unvested options will vest as of the date of the change in control.

          Retirement Benefits

          The Company offers retirement programs that are intended to supplement the employee’s personal savings and social security. The programs include the American River Bankshares 401(k) Plan (“401(k) Plan”), the American River Bankshares Deferred Compensation Plan (“Deferred Compensation Plan”) and the Executives are covered under Salary Continuation Plans (“SCP”). All employees working at least twenty (20) hours per week, including the Executives, are generally eligible to participate in the 401(k) Plan. Only the Executives and a limited number of selected senior managers are eligible for the Deferred Compensation Plan. Only the Executives and one senior manager have entered into SCP’s with the Company.

•	American River Bankshares 401(k) Plan

                              The Company adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees, including the Executives, to elect to contribute from 1% to 100% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 employee contribution for the first 3% and $0.50 per $1.00 employee contribution for the next 2% of the employee’s salary. Such contributions vest immediately. The 401(k) Plan provides for twenty-one (21) different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide the employees the option to invest directly in the Company’s common stock. The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions. The 401(k) Plan benefits are payable pursuant to the participant’s election in the form of a single lump sum.

•	American River Bankshares Deferred Compensation Plan

                              Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing the Executives and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually a minimum of $5,000 or up to a maximum of eighty percent of their base salary and all of their annual cash incentive. The Company bears all administration costs, but does not make contributions to the Deferred Compensation Plan. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Bankshares Deferred Compensation Plan. The Deferred Compensation Plan requires the Company to pay interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%. For 2007, the rate paid was 8.69%.

•	Salary Continuation Plans

                              In 2003, Salary Continuation Agreements were entered into to provide retirement benefits to Messrs. Taber, Derenzo, and Tow. The terms of the agreements include the amounts each Executive will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) each to Messrs. Derenzo and Tow. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an Executive’s death, all remaining amounts due are anticipated to be paid to the Executive’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change of control,” in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning with the seventh (7th) month following the termination in connection with the “change of control” equal to Sixty-Four Thousand Nine Hundred and Seventy Dollars ($64,970) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Messrs. Derenzo and Tow. In 2007, the Company modified these agreements to include an annual vesting provision whereby the annual benefit described above vests at a rate of 8% per year for Mr. Taber and 5% per year for Mr. Derenzo and Mr. Tow, effective January 1, 2007.

                              In 2003, Bank of Amador and Larry Standing entered into a Director Retirement Agreement. This agreement was assumed by the Company in conjunction with the Company’s acquisition of Bank of Amador in December 2004, at which time Mr. Standing agreed to waive the acceleration provisions due him at the time of the merger. The agreement provides annual retirement benefits or service compensation in the amount of $18,000 per year after Mr. Standing’s retirement from the Company. Under the agreement, such benefits will also be accelerated and be paid upon a “change of control” of the Company. The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period. In the event Mr. Standing dies or is disabled, the agreement provides for the payment of benefits corresponding to specified amounts accrued for the retirement benefits described above. Effective March 21, 2008, Mr. Standing retired from the Company. Six months from the date of retirement, Mr. Standing will begin receiving payments under his Director Retirement Agreement.

                              In 2004, Bank of Amador and Larry Standing entered into a Salary Continuation Agreement. This agreement was assumed by the Company in conjunction with the Company’s acquisition of Bank of Amador in December 2004, at which time Mr. Standing agreed to waive the acceleration provisions due him at the time of the merger. The agreement provides annual retirement benefits or service compensation in the amount of $32,000 per year after Mr. Standing’s retirement from the Company. Under the agreement, such benefits will also be accelerated and be paid upon a “change of control” of the Company. The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period. In the event of Mr. Standing’s death, amounts due are anticipated to be paid to the employee’s designated beneficiary in a lump sum based on a split dollar agreement. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) termination following a “change of control,” in which case the employee is entitled to receive a lump sum benefit payment amount based upon the length of employment. Effective March 21, 2008, Mr. Standing retired from the Company. Six months from the date of retirement, Mr. Standing will begin receiving payments under his Salary Continuation Agreement.

                              In 2007, the Company and/or its banking subsidiary, American River Bank, entered Salary Continuation Agreements to provide retirement benefits to Messrs. Bender, Patton, and Byrne. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of Fifty Thousand Dollars ($50,000) each to Messrs. Bender and Patton and Thirty Thousand Dollars ($30,000) to Mr. Byrne. The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period. The annual benefit described above vests at a rate of 5% per year. In the event of an employee’s death, all remaining amounts due are anticipated to be paid to the employee’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change of control,” in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for ten (10) years beginning with the seventh (7th) month following the termination in connection with the “change of control” equal to Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Messrs. Bender and Patton and Nineteen Thousand Four Hundred and Ninety-One Dollars ($19,491) for Mr. Byrne. In December 2007, Mr. Patton resigned his position with the Company. He did not accrue any benefits under his Salary Continuation Agreement and nor will be entitled to any benefits in the future under his Salary Continuation Agreement.

          Health and Welfare Benefits

          The Company offers a variety of health and welfare programs to all eligible employees. The Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, accidental death and disability, paid vacation and personal absence time. Coverage under the life and accidental death and disability programs offer benefit amounts specific to each Executive. The Company pays the premium for the health and welfare programs and the Executive reimburses the Company 30% of the cost through payroll deduction.

          The Company offers a long-term disability program that provides income replacement to Executives and senior managers after a 180-day disability period at a rate of 66.67% of basic monthly earnings up to a maximum of $10,000 until age 65 or recovery per the terms and conditions of the program. All other employees are eligible to receive 60% of basic monthly earnings to a maximum of $6,000. The program is contributory and all employees, including Executives, reimburse the Company. The Executives reimburse 30% of the Long-term Disability premium cost.

          Perquisites and Perquisite Allowance Payments

          The Compensation Committee annually reviews the perquisite program and allowances provided to each Executive to determine if adjustments are appropriate. Messrs. Taber, Patton, Standing and Byrne are provided Company owned vehicles for their use to attend various events in the Company’s market area and for business development purposes on behalf of the Company. These vehicles are for business use only with the exception of commuting to and from their homes. Mr. Patton has a personal membership in a golf club and a social club. The Company reimbursed Mr. Patton for the monthly dues and for business development purposes on behalf of the Company. None of the perquisites exceed $10,000 per year. Mr. Patton resigned his position with the Company in December 2007 at which time he forfeited the use of the Company owned vehicle and relieved the Company of any future liability related to reimbursement for golf or social club related expenses.

          Change in Control and Termination Benefits

          In June 2006, the Company entered into an employment agreement with David T. Taber. The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the Summary Compensation Table on page 25. The agreement may be terminated with or without cause, but if the agreement is terminated without cause including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six (6) months of the existing base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee). The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

          In June 2006, the Company’s subsidiary, American River Bank, entered into an employment agreement with Larry D. Standing. The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the Summary Compensation Table on page 25. The agreement may be terminated with or without cause, but if the agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive payment due. The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee). Effective March 21, 2008, Mr. Standing retired from the Company at which time Mr. Standing forfeited any future benefits under his employment agreement, including any termination or “change in control” benefits.

          In September 2006, the Company entered into employment agreements with Mitchell A. Derenzo, Douglas E. Tow and Kevin B. Bender and the Company’s subsidiary, American River Bank entered into employment agreements with Gregory N. Patton and Raymond F. Byrne. The agreements have no stated term and can be canceled at any time by the employer or the employee, with or without cause. The agreements provides for a base salary which is disclosed in the Summary Compensation Table on page 25. The agreements may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of an agreement, the employee is entitled to receive severance compensation equal to six (6) months of the existing base salary. The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to twelve (12) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee), in the case of Messrs. Derenzo, Tow and Bender and nine (9) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee) in the case of Messrs. Patton and Byrne. In December 2007, Mr. Patton resigned his position with the Company and forfeited any future benefits under his employment agreement, including any termination or “change in control” benefits.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of American River Bankshares Board of Directors:

/s/ Amador S. Bustos	/s/ Charles D. Fite	/s/ Michael A. Ziegler	/s/ William A. Robotham

Amador S. Bustos Chairman	Charles D. Fite	Michael A. Ziegler	William A. Robotham

EXECUTIVE COMPENSATION

          The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by individuals who served as our chief executive officer or chief financial officer and each of our five other most highly compensated executive officers during fiscal year 2007.

Summary Compensation Table

Name and Principal Position		Salary ($) (1)	Incentive ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

David T. Taber	2007	$267,800	—	—	$34,728	$105,406	$68,584	$13,062	$489,580
	2006	$257,500	—	—	$24,411	$99,807	$39,057	$13,403	$434,178
Mitchell A. Derenzo	2007	$150,800	—	—	$16,757	$34,624	$12,171	$7,343	$221,696
	2006	$145,000	—	—	$11,787	$32,785	$8,307	$7,467	$205,346
Douglas E. Tow	2007	$150,800	—	—	$16,757	$34,624	$22,036	$7,343	$231,561
	2006	$145,000	—	—	$11,787	$32,785	$17,789	$7,458	$214,819
Gregory N. Patton (6)	2007	$142,333	—	—	$16,498	—	$803	$52,466	$212,101
	2006	$140,000	—	—	$11,605	$26,460	$451	$6,378	$184,894
Kevin B. Bender	2007	$124,800	—	—	$16,392	$28,654	$6,049	$6,077	$181,973
	2006	$120,000	—	—	$11,422	$27,132	—	$6,047	$164,601
Larry D. Standing	2007	$156,000	—	—	$8,523	$12,168	$74,723	$7,776	$259,189
	2006	$150,000	—	—	$3,909	$28,350	$87,919	$7,186	$277,364
Raymond F. Byrne	2007	$135,200	—	—	$14,995	$23,281	$24,446	$7,829	$205,752
	2006	$130,000	—	—	$10,381	$32,273	—	$7,863	$180,517

(1)	Includes amounts deferred at the discretion of the Executive pursuant to the American River Bankshares 401(k) Plan and the American River Bankshares Deferred Compensation Plan, as applicable.

(2)

The amount reported in this column is the ratable portion of the value of grants made in 2003, 2004, 2005, 2006 and 2007 to the extent the vesting period for such grants fell in 2007. Options awarded on February 21, 2007 were valued at $6.37/share in accordance with FAS 123(R). Please refer to footnote 2 to our audited financial statements for a discussion of the assumptions related to the calculation of such value.

(3)	Incentive compensation is listed in the year earned, although actually paid in following year.

(4)

The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the individual’s salary continuation plan and the above-market or preferential earnings on any nonqualified compensation. The above-market rate is determined by using the amount above 120% of the federal long-term rate. For the year, the interest rate paid was 8.69% and the market rate was determined to be 5.79%. The individuals may not be entitled to the benefit amounts included as the salary continuation plan is not fully vested (see description of the salary continuation plans on page 22) and the deferred compensation plan is not funded.

(5)

Amounts include 401(k) matching contributions and the use of a Company-owned vehicle. In Mr. Patton’s case, it also includes vacation and personal absence time paid upon his leaving the Company in the amount of $43,212.

(6)	Mr. Patton left the Company in December 2007.

GRANTS OF PLAN-BASED AWARDS

          The following table summarizes the stock options that were granted pursuant to the Company’s 2000 Stock Option Plan (the “2000 Stock Option Plan”) to the Company’s executive officers in the fiscal year ended December 31, 2007. Shareholders approved the 2000 Stock Option Plan on September 21, 2000. All of the grants were made on February 21, 2007 based on achievement of 2006 corporate and personal performance objectives. All options vest ratably over a five-year period commencing one year after the grant date. Options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan. The Company has a 1995 Stock Option Plan pursuant to which no additional options may be granted, but as to which previously granted options remain outstanding and exercisable. The Company does not have any other equity based plans.

Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David T. Taber	2/21/2007	—	—	—	—	—	—	—	7,813	$25.80	$49,769

Mitchell A. Derenzo	2/21/2007	—	—	—	—	—	—	—	3,733	$25.80	$23,779

Douglas E. Tow	2/21/2007	—	—	—	—	—	—	—	3,733	$25.80	$23,779

Gregory N. Patton (3)	2/21/2007	—	—	—	—	—	—	—	3,675	$25.80	$23,779

Kevin B. Bender	2/21/2007	—	—	—	—	—	—	—	3,733	$25.80	$23,410

Larry D. Standing (4)	2/21/2007	—	—	—	—	—	—	—	3,465	$25.80	$22,072

Raymond F. Byrne	2/21/2007	—	—	—	—	—	—	—	3,465	$25.80	$22,072

(1)	It is the Company’s policy that the exercise price for each stock option is the market value as of the close of the market on the date of grant.

(2)

The Black-Scholes option-pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations were: risk-free rate of return of 4.7%, dividend rate of 2.3%, volatility rate of 21.6%, quarterly reinvestment of dividends and an average term of 7 years. The real value of the options in this table will depend on the actual performance of the Company’s common stock during the applicable period and the fair market value of the Company’s common stock on the date the options are exercised.

(3)

Mr. Patton left the Company in December 2007. The options granted to Mr. Patton in 2007 did not vest prior to his separation from the Company; therefore Mr. Patton forfeited the options granted to him in 2007.

(4)	Mr. Standing retired from the Company in March 2008. Under the 2000 Stock Option Plan, Mr. Standing has 90 days after separation from the Company to exercise his vested options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

          The following table shows the outstanding exercised stock options, unvested restricted stock and other equity incentive plan awards held at the end of fiscal year 2007 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards

					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)

Name	Exercisable		Unexercisable

David T. Taber	6,562	(1)	1,641	(1)	—	$12.26	3/19/2013	—	—	—	—
	4,922	(2)	3,281	(2)	—	$17.63	4/21/2014	—	—	—	—
	3,281	(3)	4,922	(3)	—	$19.15	9/21/2015	—	—	—	—
	1,641	(4)	7,561	(4)	—	$25.22	3/15/2016	—	—	—	—
	—	(5)	8,203	(5)	—	$24.57	2/21/2017

Mitchell A. Derenzo	3,134	(1)	784	(1)	—	$12.26	3/19/2013	—	—	—	—
	2,351	(2)	1,567	(2)	—	$17.63	4/21/2014	—	—	—	—
	1,567	(3)	2,351	(3)	—	$19.15	9/21/2015	—	—	—	—
	784	(4)	3,134	(4)	—	$25.22	3/15/2016	—	—	—	—
	—	(5)	3,918	(5)	—	$24.58	2/21/2017	—	—	—	—

Douglas E. Tow	4,632	(6)	—		—	$7.45	12/16/2008	—	—	—	—
	3,134	(1)	784	(1)	—	$12.26	3/19/2013	—	—	—	—
	2,351	(2)	1,567	(2)	—	$17.63	4/21/2014	—	—	—	—
	1,567	(3)	2,351	(3)	—	$19.15	9/21/2015	—	—	—	—
	784	(4)	3,134	(4)	—	$25.22	3/15/2016	—	—	—	—
	—	(5)	3,918	(5)	—	$24.58	2/21/2017	—	—	—	—

Gregory N. Patton	5,426	(7)	—		—	$8.02	9/16/2008	—	—	—	—
	2,187	(7)	—		—	$12.26	3/19/2013	—	—	—	—
	2,405	(7)	—		—	$17.63	4/21/2014	—	—	—	—
	1,604	(7)	—		—	$19.15	9/21/2015	—	—	—	—
	772	(7)	—		—	$25.22	3/15/2016	—	—	—	—

Kevin B. Bender	5,712	(8)	—		—	$7.29	11/17/2009	—	—	—	—
	2,550	(1)	638	(1)	—	$12.26	3/19/2013	—	—	—	—
	2,187	(2)	1,458	(2)	—	$17.63	4/21/2014	—	—	—	—
	1,567	(3)	2,351	(3)	—	$19.15	9/21/2015	—	—	—	—
	784	(4)	3,134	(4)	—	$25.22	3/15/2016	—	—	—	—
	—	(5)	3,918	(5)	—	$24.58	2/21/2017

Larry D. Standing	728	(4)	2,910	(4)	—	$25.22	3/15/2016	—	—	—	—
	—	(5)	3,638	(5)	—	$24.57	2/21/2017	—	—	—	—

Raymond F. Byrne	910	(1)	227	(1)	—	$12.26	3/19/2013	—	—	—	—
	2,187	(2)	1,458	(2)	—	$17.63	4/21/2014	—	—	—	—
	1,458	(3)	2,187	(3)	—	$19.15	9/21/2015	—	—	—	—
	728	(4)	2,910	(4)	—	$25.22	3/15/2016	—	—	—	—
	—	(5)	3,638	(5)	—	$24.57	2/21/2017	—	—	—	—

(1)	These stock options vest at a rate of 20% per year; 80% were vested as of March 19, 2007 with the remaining vesting to occur on March 19, 2008.

(2)	These stock options vest at a rate of 20% per year; 60% were vested as of April 21, 2007 with the remaining vesting to occur on April 21, 2008 and 2009.

(3)	These stock options vest at a rate of 20% per year; 40% were vested as of September 21, 2007 with the remaining vesting to occur on September 21, 2008, 2009 and 2010.

(4)	These stock options vest at a rate of 20% per year; 20% were vested as of March 15, 2007 with the remaining vesting to occur on March 15, 2008, 2009, 2010 and 2011.

(5)	These stock options vest at a rate of 20% per year; with vesting dates of February 21, 2008, 2009, 2010, 2011 and 2012.

(6)	These stock options vest at a rate of 20% per year; 100% were vested as of May 22, 2002.

(7)

Mr. Patton left the Company effective December 7, 2007; at that time he forfeited all unvested options. Options listed in this table represent stocks options that were vested and exercisable until March 7, 2008.

(8)	These stock options vest at a rate of 20% per year; 100% were vested as of November 17, 2004.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes information with respect to stock option awards exercised and restricted stock and restricted stock unit awards vested during fiscal year 2007 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

David T. Taber	—	—	—	—
Mitchell A. Derenzo	9,270	$182,450	—	—
Douglas E. Tow	4,800	$64,768	—	—
Gregory N. Patton	4,846	$68,304	—	—
Kevin B. Bender	5,000	$90,603	—	—
Larry D. Standing	—	—	—	—
Raymond F. Byrne	—	—	—	—

PENSION BENEFITS

          The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the Summary Compensation Table.

Pension Benefits Table

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)

David T. Taber	Salary Continuation Plan	3.416	$79,641	—
Mitchell A. Derenzo	Salary Continuation Plan	3.416	$25,714	—
Douglas E. Tow	Salary Continuation Plan	3.416	$61,438	—
Gregory N. Patton (4)	—	—	—	—
Kevin B. Bender	Salary Continuation Plan	1.0	$6,049	—
Larry D. Standing (5)	Director Retirement Plan	4.416	$114,383	—
	Salary Continuation Plan	3.75	$201,349	—
Raymond F. Byrne	Salary Continuation Plan	1.0	$24,446	—

(1)	The salary continuation and director retirement plans are more fully described on Page 22 of this proxy statement.

(2)	Years of credited service represents the number of years the executive officer has participated in the pension benefit plan. Normal retirement age is 65.

(3)	Includes amounts which the executive officer may not be currently entitled to receive because the salary continuation plans are only partially vested.

(4)	Mr. Patton left the Company in December 2007 and forfeited his right to any benefit under his Salary Continuation Plan.

(5)	Mr. Standing retired from the Company in March 2008 and will begin receiving benefits under his Director Retirement Plan and his Salary Continuation Plan six months after his retirement.

NONQUALIFIED DEFERRED COMPENSATION

          The Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually, a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their annual cash incentives.

          The following table summarizes information with respect to participation of the executive officers named in the Summary Compensation Table in the Deferred Compensation Plan, the Company’s only nonqualified deferred compensation plan.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2)

David T. Taber	$30,000	—	$94,068	—	$1,149,806
Mitchell A. Derenzo	$24,600	—	$11,051	—	$143,249
Douglas E. Tow	$32,828	—	$13,374	—	$170,113
Gregory N. Patton	$7,542	—	$2,347	—	$31,239
Kevin B. Bender	—	—	—	—	—
Larry D. Standing	—	—	—	—	—
Raymond F. Byrne	—	—	—	—	—

(1)	Earnings credited to the accounts are based upon the terms of Deferred Compensation Plan, which is equal to the five-year U.S. Treasury Note plus 4.0%. The rate credited for 2007 was 8.69%

(2)	The Deferred Compensation Plan is an unfunded plan. For more information on the Deferred Compensation Plan, please see page 22.

EQUITY COMPENSATION PLAN INFORMATION

          The chart below summarizes information under which shares of the Company’s common stock are authorized for the issuance through equity compensation plans including the 1995 Stock Option Plan and the 2000 Stock Option Plan as of December 31, 2007. Both of these plans have been approved by the Company’s shareholders. The Company has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	332,310	(1)	$18.33	280,734
Equity compensation plans not approved by security holders	—		—	—

Total	332,310		$18.33	280,734

(1)

Shares reserved but unissued shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the Plan.

TRANSACTIONS WITH RELATED PERSONS

          The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by the Company’s subsidiary, American River Bank, (see “Indebtedness of Management” immediately following this section) and a lease transaction that was entered into in 1985, and subsequently renewed, with Bradshaw Plaza, Associates, Inc., a California corporation doing business as Bradshaw Plaza, which is owned in part by Charles D. Fite, a director of the Company, in addition to ownership by other family members. American River Bank leases the premises at 9750 Business Park Drive, Sacramento, California and uses the premises for one of its branch locations. The lease term is 10 years and expires on November 30, 2016, subject to extension for one five-year option term. The premises consist of 3,711 square feet on the ground floor. The current monthly rent is $7,051. The approximate aggregate rental payments for the period from January 1, 2007 through the lease term expiring on November 30, 2016 will be $827,553. As part of the lease renewal in 2006, the Company negotiated a tenant improvement allowance from the landlord to offset a portion of the costs associated with a branch remodel. A portion of the construction costs related to this remodel will be performed by Fite Construction Inc., which is also owned in part by Charles D. Fite. It is anticipated that the tenant improvement allowance will exceed the payments to Fite Construction Inc. Construction began in the first quarter of 2008. The Board of Directors has evaluated this transaction and the lease relationship and has determined that is does not impair the independence of Mr. Fite, as defined under applicable NASDAQ listing rules. The Board of Directors also determined that they would not expand the existing lease relationship nor would they enter into any new leases for any location other than the current location with Mr. Fite or any of his related companies.

          Other than the lease transaction with Director Fite, there have been no transactions, or series of similar transactions, during 2007, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

          American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares’ directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with unrelated persons. Management believes that in 2007 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

CORPORATE GOVERNANCE

          Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to the continued success of the Company. The Board annually reviews and updates the charters of the Board committees in response to evolving “best practices” and the results of changes in the regulatory environment.

Director Independence

          Our Board of Directors has determined that each of our directors other than CEO David T. Taber is independent. Each of our Audit, Nominating and Compensation Committees is composed only of independent directors.

          Our Board has adopted certain standards to assist it in assessing the independence of each of our directors. A director who otherwise meets the definition of independence under applicable NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company and the director, or any of his or her immediate family members (as defined in the NASDAQ listing rules), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, and other services readily available from other financial institutions) are not considered by the Board of Directors in determining a director’s independence, as the Board of Directors considers these relationships to be immaterial. A banking relationship is considered “ordinary” if:

•	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

•

with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934;

•	no event of default has occurred and is continuing beyond any period of cure; and

•	the relationship has no other extraordinary characteristics.

          In assessing the independence of our directors, our full Board of Directors carefully considered all of the business relationships between the Company and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the

Company and our management. Where business relationships other than ordinary banking relationships existed, the Board of Directors determined that, except in the case of Mr. Taber, none of the relationships between the Company and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board of Directors also determined for all of the relationships between the Company and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of the Company.

Code of Ethics

          The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable NASDAQ listing rules. The Code of Ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct, which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees.

          The Code of Ethics was filed as Exhibit 14.1 to the Company’s 2003 Annual Report on Form 10-K and may be accessed through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this proxy statement under the heading “Website” or is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons beneficially owning ten percent or more of the Company’s common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to send copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met, except for one Form 4 filed late by Director Dorene C. Dominguez and one Form 4 filed late by executive officer Douglas E. Tow.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The accounting firm of Perry-Smith LLP, certified public accountants, served the Company as its independent registered public accountants and auditors for the 2007 fiscal year at the direction of the Audit Committee and the Board of Directors of the Company. Perry-Smith LLP has no interests, financial or otherwise, in the Company. The services rendered by Perry-Smith LLP during the 2007 fiscal year were audit services, consultation in connection with various accounting matters, and preparation of the Company’s income tax returns.

          The table below summarizes the services rendered to the Company by Perry-Smith LLP during and for the 2007 and 2006 fiscal years.

	2007	2006

Audit Fees (1)	$169,500	$165,400
Audit-Related Fees (2)	$14,000	$11,700
Tax Fees (3)	$22,600	$21,600
All Other Fees	—	—

Total Accounting Fees	$206,100	$198,700

(1)

Audit fees consisted of services rendered by Perry-Smith LLP for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2007 and 2006.

(2)	Audit-related fees represent fees for professional services in connection with the audit of the Company’s 401(k) plan.

(3)	Tax fees consisted principally of services rendered by Perry-Smith LLP for assistance relating to tax compliance and reporting for fiscal years 2007 and 2006.

          The Audit Committee approved each professional service rendered by Perry-Smith LLP during the 2007 and 2006 fiscal years and considered whether the provision of such services is compatible with Perry-Smith LLP maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Perry-Smith LLP. These services included audit, tax and other services described above. The Audit Committee Charter attached as Annex C includes a policy of pre-approval of all services provided by the Company’s independent registered public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Perry-Smith LLP during the 2007 and 2006 fiscal years. It is anticipated that one or more representatives of Perry-Smith LLP will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

          The Board of Directors has selected Perry-Smith LLP to serve as the Company’s independent registered public accountants for the year 2008 and recommends that shareholders vote “FOR” the ratification of the selection of Perry-Smith LLP. The ratification of the selection of Perry-Smith LLP as the Company’s independent registered public accountants requires approval of a majority of the total number of shares voting at the Meeting. In the event such selection is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent registered public accountants for 2008. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the selection of Perry-Smith LLP for the year 2008 will remain in effect; however, the Board of Directors also retains the power to select another independent registered public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company and its shareholders require such a change.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

          The Audit Committee consists of the following members of the Company’s Board of Directors: Amador A. Bustos, Robert J. Fox (Audit Committee Financial Expert), and William A. Robotham (Chairman). Each such member of the Audit Committee is “independent” as defined under applicable NASDAQ listing rules.

          The Audit Committee operates under a written charter adopted by the Board of Directors, which among other matters, delineates the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants engaged (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent registered public accountants report directly to the Audit Committee. The written Audit Committee charter adopted by the Board of Directors is attached to this proxy statement as Annex C.

          The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007 with management and Perry-Smith LLP, the Company’s independent registered public accountants. The Audit Committee has also discussed with Perry-Smith LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as may be modified or supplemented. The Audit Committee has also received the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and the Audit Committee has discussed the independence of Perry-Smith LLP with that firm.

          Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

/s/ Amador S. Bustos	/s/ Robert J. Fox	/s/ William A. Robotham

Amador S. Bustos	Robert J. Fox	William A. Robotham

ANNUAL REPORT

          The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2007 accompanies this proxy statement.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN H. WAKS, SECRETARY, AMERICAN RIVER BANKSHARES, 3100 ZINFANDEL DRIVE, SUITE 450, RANCHO CORDOVA, CA 95670.

WEBSITE

          Information regarding the Company may be obtained from the Company’s website at www.amrb.com. Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company’s website as soon as they are published by the Securities and Exchange Commission through a link to the Edgar reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the “SEC Filings” menu item on the Company website, then select either “SEC Filings” to view or download copies of reports including Form 10-K, 10-Q or 8-K, or “Section 16 Reports” to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities.

SHAREHOLDERS’ PROPOSALS

          Next year’s Annual Meeting of Shareholders will be held on May 21, 2009. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting of Shareholders is December 21, 2008. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 21, 2008 deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

OTHER MATTERS

          The Board of Directors knows of no other matters, which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

Dated: April 18, 2008	AMERICAN RIVER BANKSHARES

	By:	/s/ Stephen H. Waks

Stephen H. Waks
Corporate Secretary

ANNEX A

AMERICAN RIVER BANKSHARES

BOARD OF DIRECTORS

NOMINATING COMMITTEE CHARTER

I.	Membership

The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Nominating Committee of at least three (3) members and shall designate one member as chairperson. The members of the Nominating Committee shall serve at the discretion of the Board of Directors. The members of the Nominating Committee must be independent directors and their independence shall be determined in accordance with applicable rules of the Securities and Exchange Commission and the NASDAQ Marketplace rules.

II.	Purpose

The purpose of the Nominating Committee is to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.

III.	Nomination Process

1.

Candidates shall be evaluated based on the criteria established by the Nominating Committee which may include (a) satisfactory results of any background investigation, (b) experience and expertise, (c) financial resources, (d) time availability, (e) community involvement, and (f) such other criteria as the Nominating Committee may determine to be relevant. Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

2.

Any candidate nominated for election to the Board of Directors must (a) be recommended to the Board of Directors by the unanimous vote of approval of the members of the Nominating Committee and (b) receive a majority of votes in favor of nomination from independent members of the Board of Directors. Directors who are not independent shall not vote, but may be present.

3.

Each candidate recommended by the Nominating Committee shall be required to complete one or more questionnaires and provide such additional information as the Nominating Committee shall deem necessary or appropriate. Such information shall include a personal financial statement and a background investigation using an outside firm which shall, among other matters, (a) verify the accuracy of information provided by the candidate including that the name and social security number is consistent with other information provided, (b) conduct a review of criminal history records, and (c) verify addresses associated with the applicant and identification of persons with whom the applicant has shared addresses.

4.

Each existing member of the Board of Directors whose term is ending must be reviewed for recommendation for re-election by the Nominating Committee. This review will include review of attendance, participation, continuing education, investment in shares, business development and community involvement. In lieu of the information required to be provided by new candidates for election to the Board of Directors described above in paragraph 3, the Nominating Committee may rely upon the information contained in the most recent annual Directors and Officers Questionnaire completed by the existing member of the Board of Directors, subject to such updated information as the Nominating Committee may deem appropriate.

	5.	Nominations for existing members of the Board of Directors must receive a majority of votes in favor of nomination from the other independent directors.

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IV.	Frequency of Meetings

The Nominating Committee shall meet at such times as it may deem appropriate, but not less frequently than annually.

V.	Conflicts

Any conflicts between the provisions of this Charter and the provisions of the Company’s bylaws shall be resolved in favor of the bylaw provisions and nothing contained herein shall be construed as an amendment of the Company’s bylaws.

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ANNEX B

AMERICAN RIVER BANKSHARES

COMPENSATION COMMITTEE CHARTER

1.       Membership. The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Compensation Committee of at least three (3) members, consisting entirely of independent directors, and shall designate one member as chairperson. The members of the Compensation Committee shall serve at the discretion of the Board of Directors. For purposes hereof, an “independent” director is a director who qualifies as independent under the definition of “independence” contained in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and the NASDAQ listing rules.

2.       Purposes, Duties and Responsibilities. The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers (the “Executives”) and directors, and in the case of stock options, this would include other key employees. It is also its responsibility to review and approve the annual report on compensation for inclusion in the Company’s proxy statement for the annual meeting of shareholders under the caption, “Compensation Committee Report.” The duties and responsibilities of the Compensation Committee are to:

A.	Provide oversight to the Company’s overall compensation strategy and objectives pursuant to the goals of the Company.

B.

Review and recommend to the Board of Directors, changes to the structure and design of the compensation elements for the Executives including: annual base salary, annual cash incentives, long-term equity incentives, retirement plans (401(k), deferred compensation, and salary continuation plans), and change in control benefits and severance.

C.

Review and recommend to the Board of Directors, changes in the structure and design of the compensation elements for the Board of Directors of the Company and subsidiary(ies) and any committees thereof, including cash (meeting fees, retainers), long-term equity incentive plans and the Director Emeritus Program.

D.	Review and recommend to the Board of Directors, the appropriate peer group to be used in benchmarking executive and board compensation.

E.

Recommend annually to the Board of Directors, the compensation of the Chief Executive Officer (“CEO”), including base salary, annual cash incentive opportunity and changes to other compensation elements.

F.

Recommend annually to the Board of Directors, the compensation of other executive officers based on the recommendation of the CEO including base salary, annual cash incentive opportunity and changes to other compensation elements.

G.	Recommend to the Board of Directors the performance metrics and weights of each as required by the Company’s Executive Annual Incentive Plan.

H.	Recommend to the Board of Directors, changes to Company Board member and/or subsidiary Board member compensation.

I.	Recommend to the Board of Directors, annual equity grants to the Executives, board members and other key employees, pursuant to Board of Directors approved option granting methodology.

J.	Recommend to the Board of Directors, additions to personnel covered by the Company’s Deferred Compensation Plan.

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K.	Recommend to the Board of Directors, employment and/or severance agreements for the Executives.

L.	Periodically review and recommend to the Board of Directors, changes to Executive retirement benefits, employment agreements, and change in control benefits and severance plans.

M.

Periodically review the Company succession plans relating to positions held by the Executives and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

N.	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

O.	Annually review and recommend changes deemed necessary to the Compensation Committee Charter.

P.

Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (i) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

Q.

Perform such other duties and responsibilities as it may be required by the rules and regulations that govern the Company that are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

3.       Subcommittees. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two (2) members of the Compensation Committee.

4.       Advisors and Consultants. The Compensation Committee, subject to prior approval of the Board, will have the authority to retain, at the expense of the Company, such outside legal, accounting, consultants, and other experts and advisors, as it determines would be appropriate, to assist the Compensation Committee in the full performance of its functions. The Compensation Committee shall have full delegated authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of the directors, Chief Executive Officer or other executives, and to approve the consultant’s fees and the terms and conditions applicable to the services of the consultant.

5.       Meetings. The Compensation Committee will meet as often as may be deemed necessary or appropriate, in the judgment of its Chairperson, either in person or telephonically, and at such times and places as the Compensation Committee determines, but in no event less frequently than three times per year. A majority of the members of the Compensation Committee shall constitute a quorum for all purposes. The CEO is an invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or vote on CEO or non-CEO executive officer compensation matters.

          The Compensation Committee Chairperson may also invite consultants or other members of management to attend any meeting and provide pertinent information as necessary. The Compensation Committee will report regularly to the full Board with respect to the meetings and activities of the Compensation Committee described in this Charter.

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ANNEX C

AMERICAN RIVER BANKSHARES

AUDIT COMMITTEE CHARTER

PURPOSE

          The Audit Committee (“Committee”) is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

          1.          The integrity of the Company’s financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

          2.          The independence, qualifications and performance of the Company’s Independent Registered Public Accounting Firm (“independent public accountants”);

          3.          The performance of the Company’s independent internal control auditors;

          4.          Communications among the independent public accountants, management, independent internal control auditors, and the Board of Directors; and

          5.          Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

          The Committee shall be comprised of at least three directors. Each member of the Committee shall have the following attributes, subject to permissible exceptions:

          1.          Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable NASDAQ listing rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

          2.          The ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

          At least one member of the Committee shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be “financially sophisticated” as defined in applicable NASDAQ listing rules. The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

          The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company’s management, independent public accountants and independent internal control auditor.

          The Committee may request any officer or employee of the Company, or the Company’s counsel, or independent public accountants, or independent internal control auditors, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

          The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent public accountant shall report directly to the Committee.

          The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or NASDAQ.

          The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

          The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

          The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

          The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or NASDAQ, or as the Committee deems necessary or appropriate, shall perform the following:

          1.           Financial Statement and Disclosure Matters

          (a)          Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company’s Annual Report on Form 10-K.

          (b)          Review with management, the independent public accountants, the independent internal control auditors and Company counsel any certification provided by management related to the Company’s financial statements. Review with management, the independent public accountants, and the independent internal control auditors management’s assertion regarding the design effectiveness and operation efficiency of the Company’s internal controls over financial reporting and compliance with the applicable laws and regulations.

          (c)          Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any actions taken or adopted in light of material control deficiencies.

          (d)          Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company’s management.

          (e)          Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

          (f)           Review with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

          (g)          Review with the independent public accountants (i) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented; (ii) the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the independence of the independent public accountants related thereto; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          (h)          Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

          2.           Independent Public Accountant Oversight

          (a)          Review the length of time the lead and concurring partner of the independent public accountants team has been engaged to audit the Company.

          (b)          On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant’s independence, (ii) the independent public accountant’s internal quality control procedures, and (iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant’s firm, and the steps taken to deal with those issues.

          (c)          Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

          (d)          Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company’s account and who would be employed by the Company in a financial reporting oversight role.

          (e)          Meet with the independent public accountants prior to the Company’s audit to discuss the planning and staffing of the audit.

          3.            Internal Audit Oversight

          (a)          Approve the appointment and replacement of the independent firm of independent internal control auditors; including the independence and authority of the auditors’ reporting obligations.

          (b)          Review significant reports to management prepared by the auditors and management’s responses.

          (c)          Review with the auditors and management the auditors’ responsibilities, budget and staffing and any recommended changes in the planned scope of the independent internal control audit.

          (d)          Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

          (e)          Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

          (f)          Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

          4.           Compliance and Internal Control Oversight

          (a)          Review reports and disclosures of insider and affiliated party transactions.

          (b)          Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s internal controls, financial statements or accounting policies.

          (c)          Review legal matters that may have a material impact on the financial statements or the Company’s compliance policies with the Company’s counsel.

          (d)          Review the adequacy and effectiveness of the Company’s internal controls and security matters with management, the independent internal control auditors and the independent public accountants.

ANNEX D

Text of Proposed Amendment of American River Bankshares Articles of Incorporation for the
Declassification of the Board of Directors

Article Seven, which currently reads as follows, shall be deleted in its entirety:

Seven:  Classified Board of Directors.

            (a)          The number of directors which shall constitute the whole board of directors of this corporation shall be specified in the bylaws of the corporation.

            (b)          In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 annual meeting of shareholders, directors in Class II shall initially serve for a term expiring at the 2002 annual meeting of shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die, become disqualified or disabled, or shall otherwise be removed.

            (c)          At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

            (d)          Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his current term or his or her earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

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ANNEX E

Text of Proposed Amendment of American River Bankshares Bylaws
for the Declassification of the Board of Directors

Section 3.4 of Article III of the American River Bankshares Bylaws shall be amended to read in its entirety as follows:

Section 3.4.          Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in Section 3.5, begin immediately after their election and shall continue until their respective successors are elected and qualified. Notwithstanding the rule stated herein that directors shall be elected annually, each director continuing to serve as such at the time of an annual or special meeting of the shareholders shall nevertheless continue as a director until the expiration of the term to which he or she was previously elected by the shareholders, or until his or her prior death, resignation or removal.

The following wording shall be deleted from Section 3.4 of Article III:

In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2001, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2002 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2003. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2001, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

This Section 3.4 may be amended or repealed only by approval of the board of directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding Section 903 of the California General Corporation Law.

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ADD 1
	ADD 2							Electronic Voting Instructions
ADD 3
	ADD 4							You can vote by Internet or telephone!
	ADD 5							Available 24 hours a day, 7 days a week!
	ADD 6							Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet
								•	Log on to the Internet and go to www.envisionreports.com/AMRB
								•	Follow the steps outlined on the secured website.

								(	Vote by telephone
								•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.							☒	•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card									C0123456789		12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Class II Directors to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified.											+

	01 - Dorene C. Dominguez		02 - Stephen H. Waks				03 - Michael A. Ziegler

	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees			☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

				For	Against	Abstain				For	Against	Abstain
2.	Declassification of the Board of Directors. To approve the amendment of the Company’s Articles of Incorporation to declassify the Board of Directors.			☐	☐	☐		3.	Ratification of Independent Public Accountants. To ratify the selection of Perry-Smith LLP as independent registered public accountants for the 2008 fiscal year.	☐	☐	☐

4.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.										Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.		☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign your name(s) exactly as set forth on your stock certificate(s). When signing as attorney, executor, conservator, administrator, trustee, guardian, officer or in a similar representative capacity, please give full title. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign the full partnership name by an authorized partner. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.						Signature 1 — Please keep signature within the box.				Signature 2 — Please keep signature within the box.

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1 U P X 0 1 6 4 8 7 1

<STOCK#>		00VETB

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — AMERICAN RIVER BANKSHARES

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN RIVER BANKSHARES
for the Annual Meeting of Shareholders May 22, 2008

The undersigned shareholder(s) of American River Bankshares (the “Company”) hereby appoint(s) David T. Taber and Mitchell A. Derenzo as proxyholders, each with full powers of substitution, to represent and to vote all stock of the Company which the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 2008, at American River Bank, 1545 River Park Drive, Suite 107, Sacramento, California, 95825, and at any and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Meeting and at any and all postponements or adjournments thereof, upon the following items on the reverse side of the proxy.

The Board of Directors recommends a vote “FOR” Proposal No. 1 through Proposal No. 3 set forth on the reverse side. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder(s). If no direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal No. 1, “FOR” Proposal No. 2 and Proposal No. 3 and in the proxyholders’ discretion as to any other business, which may come before the Meeting and at any and all postponements or adjournments thereof.

PLEASE SIGN AND DATE ON REVERSE SIDE